PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OHIO - 45750




FOR IMMEDIATE RELEASE                   Contact: Robert E Evans
---------------------                   Chairman and CEO
February 13, 2004                       (740) 373-3155

                          PEOPLES BANCORP INC. DECLARES
                             FIRST QUARTER DIVIDEND
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         MARIETTA,  Ohio - The  Board  of  Directors  of  Peoples  Bancorp  Inc.
(NASDAQ: PEBO) yesterday declared a cash dividend of $0.18 per share payable April 1, 2004, to shareholders of record at March 15, 2004.
         The first quarter dividend represents a payout of approximately $1.9 million based on 10.6 million shares outstanding at February 12, 2004.
         Peoples Bancorp Inc., a diversified financial products and services company with $1.7 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through Peoples Bank's 49 locations and 32 ATMs in Ohio, West Virginia, and Kentucky. Peoples' common shares are traded on the NASDAQ national market under the symbol "PEBO." Peoples Bancorp is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples at www.peoplesbancorp.com.

                                 END OF RELEASE